As filed with the Securities and Exchange Commission on May 27, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GBANK FINANCIAL HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	82-3869786
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

9115 W. Russell Rd., Ste. 110

Las Vegas, Nevada 89148

(Address of Principal Executive Offices, including Zip Code)

GBank Financial Holdings Inc. 2007 Long-Term Stock Option Plan

GBank Financial Holdings Inc. 2016 Equity Incentive Plan

(Full Title of Plans)

T. Ryan Sullivan

Chief Executive Officer and President

GBank Financial Holdings Inc.

9115 W. Russell Rd., Ste. 110

Las Vegas, Nevada 89148

(702) 851-4200

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Alan C. Sklar, Esq.

Henry E. Lichtenberger, Esq.

Thomas E. Puzzo, Esq.

Sklar Williams PLLC

410 South Rampart Blvd., Ste. 350

Las Vegas, Nevada 89145

(702) 360-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registration Information and Employee Plan Annual Information

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(i)
The Company’s prospectus dated April 24, 2025, filed by the Registrant with the Commission on April 25, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-285750), relating to the Draft Registration Statement on Form S-1 (File No. 333-285750), filed with the Commission on January 13, 2025 (as amended on April 1, 2025), including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such prospectus;

(ii)
The Company’s Current Reports on Form 8-K, filed with the Commission on April 28, 2025, and April 29, 2025; and

(iii)
The description of Registrant’s common stock in the Company’s to Registration Statement on Form 8-A, filed with the Commission on April 29, 2025.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Sklar Williams PLLC. Alan Sklar, of Sklar Williams PLLC, is a member of our board of directors and beneficial holder of 509,587 shares of our common stock.

Item 6. Indemnification of Directors and Officers

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

The Registrant’s articles of incorporation, as amended, and bylaws provide that it shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

Item 7. Exemption from Registration Claimed

During 2014, the Company issued options to purchase a total of 212,150 shares of common stock under the Company’s 2007 Long-Term Stock Option Plan to 27 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank, a Nevada corporation (“GBank”), a wholly-owned subsidiary of the Company. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, a Nevada corporation and a wholly-owned subsidiary of the Company (“GBank”), as the case may be.

During 2015, the Company issued options to purchase a total of 426,500 shares of common stock under the Company’s 2007 Long-Term Stock Option Plan to 20 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2016 the Company issued one option to purchase a total of 50,000 shares of common stock under the Company’s 2007 Long-Term Stock Option Plan to 20 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2017, the Company issued a total of 99,640 shares of common stock under the Company’s 2016 Equity Incentive Plan to 20 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2018, the Company issued a total of 50,000 shares of common stock under the Company’s 2016 Equity Incentive Plan to 22 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2020, the Company issued a total of 67,700 shares of common stock under the Company’s 2016 Equity Incentive Plan to 25 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2021, the Company issued a total of 38,800 shares of common stock under the Company’s 2016 Equity Incentive Plan to 24 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2022, the Company issued an option to purchase a total of 100,000 shares of common stock under the Company’s 2016 Equity Incentive Plan to one person, as partial consideration for such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2022, the Company issued a total of 32,100 shares of common stock under the Company’s 2016 Equity Incentive Plan to 24 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2023, the Company issued an option to purchase a total of 65,000 shares of common stock under the Company’s 2016 Equity Incentive Plan to one person, as partial consideration for such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2023, the Company issued an option to purchase a total of 65,000 shares of common stock under the Company’s 2016 Equity Incentive Plan to one person, as partial consideration for such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2023, the Company issued a total of 147,150 shares of common stock under the Company’s 2016 Equity Incentive Plan to 24 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2024, the Company issued an option to purchase a total of 40,000 shares of common stock under the Company’s 2016 Equity Incentive Plan to one person, as partial consideration for such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

During 2024, the Company issued a total of 22,687 shares of common stock under the Company’s 2016 Equity Incentive Plan to 149 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

Between January 7, 2025, and April 4, 2025, the Company issued a total of 5,084 shares of common stock under the Company’s 2016 Equity Incentive Plan to 13 persons, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offerings pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

On January 8, 2025, the Company issued an option to purchase a total of 40,000 shares of common stock under the Company’s 2016 Equity Incentive Plan to one person, as partial consideration for such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees, officers or directors of the Company or GBank, as the case may be.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Number	Description
4.1 (1)	Form of Common Stock Certificate
4.2 (2)	2007 Long-Term Stock Option Plan
4.3 (3)	Amendment to Bank of George 2007 Long-Term Stock Option Plan
4.3 (4)	2016 Equity Incentive Plan
4.4 (5)	First Amendment to 2016 Equity Incentive Plan
4.5 (6)	Second Amendment to 2016 Equity Incentive Plan
5.1	Opinion of Sklar Williams PLLC
23.1	Consent of RSM US LLP
23.2	Consent of Sklar Williams PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

(1)
Incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-248413), filed with the Commission on March 12, 2025.
(2)
Incorporated by reference to Exhibit 10.1 to the Registrant’s Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-248413), filed with the Commission on March 12, 2025.
(3)
Incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-248413), filed with the Commission on March 12, 2025.
(4)
Incorporated by reference to Exhibit 10.3 to the Registrant’s Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-248413), filed with the Commission on March 12, 2025.
(5)
Incorporated by reference to Exhibit 10.4 to the Registrant’s Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-248413), filed with the Commission on March 12, 2025.
(6)
Incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-248413), filed with the Commission on March 12, 2025.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on May 27, 2025.

GBANK FINANCIAL HOLDINGS INC.

By:	/s/ T. Ryan Sullivan
Name:	T. Ryan Sullivan
Title:	President and Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Ryan Sullivan and Jeffrey E. Whicker, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Dated: May 27, 2025	By:	/s/ Edward M. Nigro
	Name:	Edward M. Nigro
	Title:	Executive Chairman of the Board

Dated: May 27, 2025	By:	/s/ T. Ryan Sullivan
	Name:	T. Ryan Sullivan
	Title:	Chief Executive Officer and Director (principal executive officer)

Dated: May 27, 2025	By:	/s/ Jeffery E. Whicker
	Name:	Jeffery E. Whicker
	Title:	Chief Financial Officer and Treasurer (principal accounting officer and principal financial officer)

Dated: May 27, 2025	By:	/s/Michael C. Voinovich
	Name :	Michael C. Voinovich
	Title:	Secretary and Director

Dated: May 27, 2025	By:	/s/ Todd A. Nigro
	Name :	Todd A. Nigro
	Title:	Director

Dated: May 27, 2025	By:	/s/ A. Lee Finley
	Name :	A. Lee Finley
	Title:	Director

Dated: May 27, 2025	By:	/s/ Charles W. Griege, Jr.
	Name :	Charles W. Griege, Jr.
	Title:	Director

Dated: May 27, 2025	By:	/s/ William (Bill) J. Hornbuckle
	Name :	William (Bill) J. Hornbuckle
	Title:	Director

Dated: May 27, 2025	By:	/s/ Kathryn S. Lever
	Name :	Kathryn S. Lever
	Title:	Director

Dated: May 27, 2025	By:	/s/ James K. Sims
	Name :	James K. Sims
	Title:	Director

Dated: May 27, 2025	By:	/s/ Alan C. Sklar
	Name :	Alan C. Sklar
	Title:	Director